                                                                     Exhibit 3.4






                                     BY-LAWS

                                       OF

                              SITARA NETWORKS, INC.

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I  OFFICES ..............................................................   1
     Section 1.1.  Registered Office ............................................   1
     Section 1.2.  Other Offices ................................................   1

ARTICLE II  STOCKHOLDERS' MEETINGS ..............................................   1
     Section 2.1.  Place of Meetings ............................................   1
     Section 2.2.  Annual Meetings ..............................................   1
     Section 2.3.  Notice of Meeting ............................................   1
     Section 2.4.  Stockholders' List ...........................................   2
     Section 2.5.  Special Meetings .............................................   2
     Section 2.6.  Notice of Special Meetings ...................................   2
     Section 2.7.  Quorum .......................................................   2
     Section 2.8.  Voting .......................................................   3
     Section 2.9.  Proxies ......................................................   3
     Section 2.10.  Consent in Lieu of Meeting ..................................   4

ARTICLE III  DIRECTORS ..........................................................   4
     Section 3.1.  General Powers ...............................................   4
     Section 3.2.  Number of Directors ..........................................   4
     Section 3.3.  Vacancies ....................................................   4
     Section 3.4.  Place of Meetings ............................................   5
     Section 3.5.  Committees of Directors ......................................   5
     Section 3.6.  Compensation of Directors ....................................   5
     Section 3.7.  Regular Meetings .............................................   6
     Section 3.8.  Special Meetings .............................................   6
     Section 3.9.  Action Without Meeting .......................................   6
     Section 3.10.  Participation in Meetings by Conference .....................   6
     Section 3.11.  Quorum and Manner of Acting .................................   6
     Section 3.12.  Removal .....................................................   7
     Section 3.13.  Interested Directors and Officers ...........................   7

ARTICLE IV  OFFICERS ............................................................   8
     Section 4.1.  Executive Officers ...........................................   8
     Section 4.2.  Powers .......................................................   8
     Section 4.3.  Election, Term of Office and Eligibility .....................   8
     Section 4.4.  Subordinate Officers .........................................   8
     Section 4.5.  Removal ......................................................   8
     Section 4.6.  The President ................................................   9
     Section 4.7.  The Vice Presidents ..........................................   9
     Section 4.8.  The Secretary ................................................   9
     Section 4.9.  The Assistant Secretaries ....................................  10
     Section 4.10.  The Treasurer ...............................................  10
     Section 4.11.  The Assistant Treasurers ....................................  10
     Section 4.12.  Salaries ....................................................  10
     Section 4.13.  Bonds .......................................................  11
     Section 4.14.  Delegation of Duties ........................................  11
     Section 4.15.  Vacancies ...................................................  11


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
ARTICLE V  SHARES OF STOCK ......................................................  11
     Section 5.1.  Issuance and Regulation ......................................  11
     Section 5.2.  Stock Certificates ...........................................  11
     Section 5.3.  Restriction on Transfer of Securities ........................  12
     Section 5.4.  Transfer of Shares ...........................................  12
     Section 5.5.  Fixing Date for Determination of Stockholders of Record ......  13
     Section 5.6.  Lost Certificate .............................................  13

ARTICLE VI  BOOKS AND RECORDS ...................................................  14
     Section 6.1.  Location .....................................................  14
     Section 6.2.  Inspection ...................................................  14
     Section 6.3.  Corporate Seal ...............................................  14

ARTICLE VII  DIVIDENDS AND RESERVES .............................................  14
     Section 7.1.  Dividends ....................................................  14
     Section 7.2.  Reserves .....................................................  15

ARTICLE VIII  MISCELLANEOUS PROVISIONS ..........................................  15
     Section 8.1.  Fiscal Year ..................................................  15
     Section 8.2.  Depositories .................................................  15
     Section 8.3.  Checks, Drafts and Notes .....................................  15
     Section 8.4.  Contracts and Other Instruments ..............................  15
     Section 8.5.  Notices ......................................................  15
     Section 8.6.  Waivers of Notice ............................................  15
     Section 8.7.  Stock in Other Corporations ..................................  16
     Section 8.8.  Amendment of By-Laws .........................................  16

                                     BY-LAWS

                                       OF

                              SITARA NETWORKS, INC.


                                    ARTICLE I

                                     OFFICES


         Section 1.1. Registered Office. The registered office of the corporation shall be maintained in the State of Delaware, and the registered agent in charge thereof is The Corporation Trust Company.

         Section 1.2. Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or as the Chairman (defined below) or President, in their good faith judgment, shall determine that the business of the corporation so requires.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS


         Section 2.1. Place of Meetings. All meetings of the stockholders, whether annual or special, shall be held at the principal offices of the corporation, or at such other place within or without the State of Delaware as may be fixed from time to time by the Chairman of the Board, if any, the President or the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

         Section 2.2. Annual Meetings. An annual meeting of the stockholders, commencing with the year 1997, shall be held on the second Tuesday in May of each year, but if a legal holiday, then on the next secular day following, or at such later date and time as the Board of Directors shall determine. At the annual meeting of the stockholders, the stockholders shall elect a Board of Directors, and transact such other business as may be required by law or these By-laws, or as may properly be brought before the meeting.

         Section 2.3. Notice of Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, and to each stockholder who by law, the certificate of incorporation or these By-laws, is entitled to notice. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken, except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 2.4. Stockholders' List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if any, the President or a majority of the Directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.6. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 2.7. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.8. Voting. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws in respect of the vote that shall be required for a specified action, the vote of the holders of a plurality of the shares having voting power, present in person or represented by proxy, for election to any office shall elect to such office, and the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one (1) vote for each share of stock having voting power registered in his name on the books of the corporation, except as otherwise provided in the Certificate of Incorporation.

         Section 2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.


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
         Section 2.10. Consent in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or these By-Laws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders of stock entitled to vote thereon were present and voted and shall be delivered to the corporation or its registered agent by hand, or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referenced to therein unless, within 60 days of the earliest dated consent properly delivered to the corporation, written consents signed by a sufficient number of holders are properly delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.



                                   ARTICLE III

                                    DIRECTORS


         Section 3.1. General Powers. Subject only to the Certificate of Incorporation of the corporation, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such acts and things as are not by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.2. Number of Directors. The number of directors which shall constitute the whole Board shall be a number not less than three (3) nor more than seven (7), or such other number as the stockholders may from time to time establish, except that whenever there shall be only one stockholder the number of directors shall be not less than one. The directors shall be elected at the annual meeting of the stockholders, and each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal or disqualification.

         Section 3.3. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, excluding those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of these By-laws as to the number of directors required for a quorum or for any vote or other actions.

         Section 3.4. Place of Meetings. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

         Section 3.5. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the By-Laws, of the corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         Section 3.6. Compensation of Directors. Non-employee directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided, that no compensation shall be so paid for participation in any meeting held pursuant to Section 3.10; and provided, further, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.7. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or without the State of Delaware and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

         Section 3.8. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the Chairman of the Board, if any, the President, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board, if any, the President or any one of the directors calling the meeting.

         Section 3.9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Section 3.10. Participation in Meetings by Conference. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 3.11. Quorum and Manner of Acting. Except as otherwise provided in these By-Laws, a majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days.

         Section 3.12. Removal. A director may be removed at any time, either with or without cause, but only by the affirmative vote of a majority of shares issued and outstanding and entitled to vote in elections of directors.

         Section 3.13.  Interested Directors and Officers.

                  (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           (1) The material facts as to his relationship or
                  interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (2) The material facts as to his relationship or
                  interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (3) The contract or transaction is fair as to the
                  corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                  (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                   ARTICLE IV

                                    OFFICERS


         Section 4.1. Executive Officers. The executive officers of the corporation shall be a President, a Secretary, a Treasurer and such other executive officers, if any, as the Board of Directors may elect or appoint, including without limitation a Chairman of the Board, one or more Vice Presidents and a Controller. Executive officers shall report to the Board of Directors. One person may hold any number of said offices.

         Section 4.2. Powers. Subject to law, to the Certificate of Incorporation and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the Board of Directors may from time to time designate.

         Section 4.3. Election, Term of Office and Eligibility. The executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.4, shall hold office until his successor shall have been duly chosen and qualified or until his death, resignation or removal. None of the officers need be members of the Board.

         Section 4.4. Subordinate Officers. The Board of Directors may appoint such Vice Presidents, Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. At any time or from time to time the Board of Directors may delegate to any officer their power to elect or appoint any such officer or agent.

         Section 4.5. Removal. The Chairman of the Board, if any, the President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of a majority of the total number of directors as at the time are serving under these By-Laws. Any subordinate officer appointed pursuant to Section 4.4 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers. The Board of Directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

         Section 4.6. The President. Unless the Board of Directors otherwise specifies, the President shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the corporation. He may sign, with the Treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, notes, checks, drafts, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform such other duties as may be prescribed by the Board of Directors from time to time. The President need not be a director.

         Section 4.7. The Vice Presidents. One or more Vice Presidents may be appointed pursuant to Section 4.4 hereof. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors.

         Section 4.8. The Secretary. The Secretary shall:

                  (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors;

                  (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

                  (c) Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

                  (d) Have charge of the stock record books of the corporation;

                  (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Board of Directors or by the President.

         Section 4.9. The Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to Section 4.4 hereof, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

         Section 4.10. The Treasurer. The Treasurer shall:

                  (a) Receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; provided, that any investment in excess of three (3) months shall require approval of the Board of Directors; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized.

                  (b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, financial and other appropriate reports on the condition of the corporation;

                  (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

         Section 4.11. The Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to Section 4.4 hereof, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

         Section 4.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         Section 4.13. Bonds. If the Board of Directors or the President shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the President, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         Section 4.14. Delegation of Duties. In case of the absence of any officer of the corporation or for any other reason which is deemed sufficient by the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

         Section 4.15. Vacancies. If the office of the Chairman, the President, the Treasurer or the Secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the Chairman, the President, the Treasurer and the Secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified.


                                    ARTICLE V

                                 SHARES OF STOCK


         Section 5.1. Issuance and Regulation. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

         Section 5.2. Stock Certificates. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, if any, or the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.


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         Section 5.3. Restriction on Transfer of Securities. A restriction on the transfer or registration of securities of the corporation may be imposed either by the Certificate of Incorporation or by these By-Laws or by an agreement among any number of security holders or among such holders and the corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

         A restriction on the transfer of securities of the corporation is permitted by this Section if it:

                  (a) Obligates the holder of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

                  (b) Obligates the corporation or any holder of securities of the corporation or any other person or any combination of the foregoing to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

                  (c) Requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

                  (d) Prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or

                  (e) Restricts transfer or registration of transfer in any other lawful manner.

         Unless noted conspicuously on the security, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.

         Section 5.4. Transfer of Shares. Subject to the restrictions permitted by Section 5.3, shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof upon the surrender or cancellation of a certificate or certificates for a like number of shares, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the corporation may reasonably require. As against the corporation, a transfer of shares can be made only on


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
the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

         Section 5.5. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If no record date is fixed:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (b) The record date for determining stockholders entitled to express consent to corporation action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5.6. Lost Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers


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
designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.


                                   ARTICLE VI

                                BOOKS AND RECORDS


         Section 6.1. Location. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

         Section 6.2. Inspection. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

         Section 6.3. Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the corporation and the word "Delaware" and in the center shall be inscribed the year of incorporation.


                                   ARTICLE VII

                             DIVIDENDS AND RESERVES


         Section 7.1. Dividends. The Board of Directors of the corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes


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
having a preference upon the distribution of assets shall have been repaired.

         Section 7.2. Reserves. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


         Section 8.1. Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December of each year.

         Section 8.2. Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

         Section 8.3. Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

         Section 8.4. Contracts and Other Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.

         Section 8.5. Notices. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by facsimile transmission, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed, sent by facsimile transmission or delivered to a telegraph company.

         Section 8.6. Waivers of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to


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
said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

         Section 8.7. Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its President or a Vice President. Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

         Section 8.8. Amendment of By-Laws.

         The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the By-Laws is contained in the notice of such meeting, adopt, amend, or repeal these By-Laws, and alterations or amendments of By-Laws made by the stockholders shall not be altered or amended by the Board of Directors.




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